EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2011 THIRD QUARTER RESULTS

Third Quarter Ended September 30, 2011
Operating Loss Per Share – $0.14
Net Loss Per Share – $0.32
Net Realized Investment Losses Per Share – $0.18
Catastrophe Losses Per Share – $1.33
Large Losses Per Share – $0.24
GAAP Combined Ratio – 114.5 percent

Nine-Month Period Ended September 30, 2011
Operating Loss Per Share – $1.21
Net Loss Per Share – $0.88
Net Realized Investment Gains Per Share – $ 0.32
Catastrophe Losses Per Share – $3.86
Large Losses Per Share – $0.65
GAAP Combined Ratio – 120.3 percent

2011 Operating Loss Guidance – ($0.55) to ($0.80) per share

DES MOINES, Iowa (November 8, 2011) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported an operating loss of $0.14 per share for the third quarter ended September 30, 2011, compared to operating income of $0.49 per share for the third quarter of 20101.  Operating loss for the nine-month period ended September 30, 2011 was $1.21 per share, compared to operating income of $1.51 for the same period in 2010.

Net loss, including realized investment gains and losses, totaled $4,144,000 ($0.32 per share) for the third quarter of 2011 compared to net income of $7,459,000 ($0.57 per share) for the third quarter of 2010. Net loss for the nine-month period ended September 30, 2011 was $11,404,000 ($0.88 per share) compared to net income of $20,635,000 ($1.58 per share) for the same period in 2010.

Catastrophe losses totaled a record $26,366,000 ($1.33 per share after tax) in the third quarter and an unprecedented $76,836,000 ($3.86 per share after tax) in the first nine months of 2011.  Catastrophe losses accounted for 24.5 percentage points of the combined ratio in the third quarter, and 25.2 percentage points in the first nine months of 2011.  To put this into perspective, the Company’s most recent 10-year (2001 through 2010) average for catastrophe losses during the first nine months of a year is 11.3 percentage points of the combined ratio.

“While the record catastrophe losses of 2011 have been the focus of most of our discussions this year, we have continued to develop and implement strategies that are designed to improve future operations,” stated Bruce G. Kelley, President and Chief Executive Officer. “Our extensive branch structure provides management with current market information from around the country.  This information is used to adjust our product offerings and rate levels, and has helped us achieve premium growth in 2011 through rate level increases in both personal and commercial lines of business, as well as increased policy counts,” continued Kelley.

Premiums earned increased 10.4 percent to $107,416,000 for the third quarter of 2011, from $97,284,000 for the third quarter of 2010. For the nine months ended September 30, 2011, premiums earned increased 6.5 percent to $304,635,000 from $286,060,000 in 2010.

Investment income decreased 7.4 percent to $11,331,000 in the third quarter of 2011 from $12,235,000 in the third quarter of 2010. For the nine months ended September 30, 2011, investment income decreased 6.8 percent to $34,883,000 from $37,414,000 in 2010.  The large declines in investment income are attributed to a persistent decline in the average coupon rate on fixed maturity securities during the past several years and an increase in short-term investments, which carry far lower yields.

The Company experienced $8,612,000 ($0.43 per share after tax) of favorable development on prior years’ reserves during the third quarter of 2011, compared to $18,821,000 ($0.94 per share after tax) in the third quarter of 2010. For the nine months ended September 30, 2011, the Company experienced $21,709,000 ($1.09 per share after tax) of favorable development compared to $46,187,000 ($2.30 per share after tax) in 2010. As in prior periods, development on closed claims is the main driver of the favorable development.

Net realized investment losses totaled $2,289,000 ($0.18 per share) for the third quarter of 2011 compared to net realized investment gains of $1,137,000 ($0.09 per share) in 2010.  For the nine-month period ended September 30, 2011, net realized investment gains totaled $4,184,000 ($0.32 per share), compared to $929,000 ($0.07 per share) in 2010. During the third quarter of 2011, the Company recognized $4,912,000 ($0.25 per share after tax) of “other-than-temporary” investment impairment losses on 27 equity securities because management determined that it would likely not hold those securities until they recovered to their cost basis. This compares to $366,000 ($0.02 per share after tax) of “other-than-temporary” investment impairment losses in the third quarter of 2010.  During the first nine months of 2011, “other-than-temporary” investment impairment losses totaled $5,828,000 ($0.29 per share after tax), compared to $2,295,000 ($0.11 per share after tax) in 2010. The large amount of realized investment gains for the nine months ended September 30, 2011 resulted from first quarter activity in the equity portfolio, when market prices were at elevated levels.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies’ pool, excluding catastrophe losses) decreased to $4,664,000 ($0.24 per share after tax) in the third quarter of 2011 from $6,608,000 ($0.33 per share after tax) in the third quarter of 2010. For the nine months ended September 30, 2011, large losses decreased to $12,844,000 from $13,579,000 in 2010.

The Company’s combined ratio using U.S. generally accepted accounting principles (GAAP) was 114.5 percent in the third quarter of 2011 compared to 103.3 percent in the third quarter of 2010.  For the nine months ended September 30, 2011, the GAAP combined ratio was 120.3 percent compared to 103.3 percent in 2010.

At September 30, 2011, consolidated assets totaled $1.3 billion, including $1.1 billion in the investment portfolio, and stockholders’ equity totaled $356.4 million, a decrease of 3.3 percent from December 31, 2010. Net book value of the Company’s stock decreased to $27.69 per share from $28.52 per share at December 31, 2010.  Book value excluding accumulated other comprehensive income decreased to $25.21 per share from $26.63 per share at December 31, 2010.

On October 21, 2011 management announced that, based on actual results for the first nine months of the year and projections for the remainder of the year, it was projecting a 2011 operating loss in the range of ($0.55) to ($0.80) per share.  This guidance is based on a projected GAAP combined ratio of 115.2 percent for the year. Management has reaffirmed that guidance.

During the third quarter of 2011, the Company completed its $25 million stock repurchase program with the acquisition of 81,500 shares of its common stock at an average cost of $18.81 per share.  Since the inception of the repurchase program in March, 2008, the Company has repurchased and retired 1,078,733 shares of common stock at an average cost of $23.17 per share.  As previously disclosed, on November 3, 2011 the Company’s board of directors authorized a new $15 million stock repurchase program.  This program became effective immediately and does not have an expiration date.  The timing and terms of the purchases are determined by management based on market conditions and are conducted in accordance with the applicable rules of the Securities and Exchange Commission.  Common stock repurchased under this new program will be retired by the Company.

The Company’s parent organization, Employers Mutual Casualty Company, currently has a stock purchase program in place, with about $4.5 million of its $15 million authorization remaining.  This program has been dormant and will remain so while the Company’s new repurchase program is active.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on November 8, 2011 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter ended September 30, 2011, as well as its expectations for the remainder of 2011. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through February 18, 2012. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 381061.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until February 8, 2012. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

ABOUT EMCI: EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income (loss)” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income (loss). Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income (loss) to the GAAP financial measure of net income (loss). Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income (loss) to net income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Operating income (loss)	$(1,854,991)	$6,321,120	$(15,587,845)	$19,706,096
Net realized investment gains (losses)	(2,289,092)	1,137,455	4,183,893	929,044
Net income (loss)	$(4,144,083)	$7,458,575	$(11,403,952)	$20,635,140

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30,	December 31,
	2011	2010
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $364,994 and $389,679)	$317,279	$340,803
Securities available-for-sale, at fair value (amortized cost $894,942,793 and $909,582,782)	952,756,369	941,537,026
Equity securities available-for-sale, at fair value (cost $89,248,731 and $75,721,039)	99,327,795	101,138,982
Other long-term investments, at cost	18,352	29,827
Short-term investments, at cost	66,257,086	36,616,111
Total investments	1,118,676,881	1,079,662,749

Cash	365,574	491,994
Reinsurance receivables due from affiliate	42,556,872	30,256,586
Prepaid reinsurance premiums due from affiliate	10,400,141	9,530,426
Deferred policy acquisition costs (affiliated $44,143,760 and $37,584,448)	44,152,508	37,584,448
Prepaid pension benefits due from affiliate	4,001,151	5,125,701
Accrued investment income	10,802,976	10,925,854
Accounts receivable	1,352,056	1,716,150
Income taxes recoverable	10,618,339	2,350,864
Deferred income taxes	3,930,487	6,690,218
Goodwill	941,586	941,586
Other assets (affiliated $4,353,943 and $2,433,445)	4,530,550	2,517,922
Total assets	$1,252,329,121	$1,187,794,498

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30,	December 31,
	2011	2010
LIABILITIES
Losses and settlement expenses (affiliated $596,866,878 and $553,125,183)	$601,324,726	$556,140,956
Unearned premiums (affiliated $196,010,325 and $167,896,119)	196,053,488	167,896,119
Other policyholders' funds due to affiliate	5,859,924	8,315,751
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	23,350,909	18,380,813
Pension and postretirement benefits payable to affiliate	21,652,677	20,418,716
Other liabilities (affiliated $14,993,243 and $22,861,092)	22,658,051	23,001,141
Total liabilities	895,899,775	819,153,496

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 12,870,541 shares in 2011 and 12,927,678 shares in 2010	12,870,541	12,927,678
Additional paid-in capital	88,177,145	88,937,294
Accumulated other comprehensive income (loss):
Net unrealized losses on fixed maturity securities with "other-than-temporary" impairments	-	(69,852)
Other net unrealized gains	44,130,217	37,361,774
Unrecognized pension and postretirement benefits (all affiliated)	(12,257,939)	(12,796,435)
Total accumulated other comprehensive income	31,872,278	24,495,487
Retained earnings	223,509,382	242,280,543
Total stockholders' equity	356,429,346	368,641,002
Total liabilities and stockholders' equity	$1,252,329,121	$1,187,794,498

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

Quarter Ended September 30, 2011	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$82,295,757	$25,120,500	$-	$107,416,257
Investment income, net	8,222,036	3,109,923	(708)	11,331,251
Other income	198,157	-	-	198,157
	90,715,950	28,230,423	(708)	118,945,665
Losses and expenses:
Losses and settlement expenses	70,529,911	20,830,766	-	91,360,677
Dividends to policyholders	1,713,336	-	-	1,713,336
Amortization of deferred policy acquisition costs	18,339,210	4,944,972	-	23,284,182
Other underwriting expenses	6,801,615	(131,080)	-	6,670,535
Interest expense	225,000	-	-	225,000
Other expenses	209,359	(343,920)	310,611	176,050
	97,818,431	25,300,738	310,611	123,429,780
Operating income (loss) before income taxes	(7,102,481)	2,929,685	(311,319)	(4,484,115)
Realized investment losses	(2,723,889)	(797,792)	-	(3,521,681)
Income (loss) before income taxes	(9,826,370)	2,131,893	(311,319)	(8,005,796)
Income tax expense (benefit):
Current	(3,690,016)	690,454	(108,962)	(3,108,524)
Deferred	(527,989)	(225,200)	-	(753,189)
	(4,218,005)	465,254	(108,962)	(3,861,713)
Net income (loss)	$(5,608,365)	$1,666,639	$(202,357)	$(4,144,083)
Average shares outstanding				12,886,163
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.44)	$0.14	$(0.02)	$(0.32)
Decrease in provision for insured events of prior years (after tax)	$0.20	$0.23	$-	$0.43
Catastrophe and storm losses (after tax)	$(0.98)	$(0.35)	$-	$(1.33)
Dividends per share				$0.19
Other Information of Interest:
Net written premiums	$102,299,680	$25,824,071	$-	$128,123,751
Decrease in provision for insured events of prior years	$(4,096,507)	$(4,515,320)	$-	$(8,611,827)
Catastrophe and storm losses	$19,342,389	$7,023,909	$-	$26,366,298
GAAP Combined Ratio:
Loss ratio	85.7%	82.9%	-	85.1%
Expense ratio	32.6%	19.2%	-	29.4%
	118.3%	102.1%	-	114.5%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED – CONTINUED

Quarter Ended September 30, 2010	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$76,974,312	$20,309,925	$-	$97,284,237
Investment income, net	9,111,308	3,123,829	(130)	12,235,007
Other income	229,520	-	-	229,520
	86,315,140	23,433,754	(130)	109,748,764
Losses and expenses:
Losses and settlement expenses	56,436,921	11,135,598	-	67,572,519
Dividends to policyholders	1,905,231	-	-	1,905,231
Amortization of deferred policy acquisition costs	17,405,551	4,185,030	-	21,590,581
Other underwriting expenses	8,038,531	1,384,425	-	9,422,956
Interest expense	225,000	-	-	225,000
Other expenses	206,750	416,176	343,030	965,956
	84,217,984	17,121,229	343,030	101,682,243
Operating income (loss) before income taxes	2,097,156	6,312,525	(343,160)	8,066,521
Realized investment gains	1,340,740	409,190	-	1,749,930
Income (loss) before income taxes	3,437,896	6,721,715	(343,160)	9,816,451
Income tax expense (benefit):
Current	1,031	2,174,359	(120,105)	2,055,285
Deferred	437,452	(134,861)	-	302,591
	438,483	2,039,498	(120,105)	2,357,876
Net income (loss)	$2,999,413	$4,682,217	$(223,055)	$7,458,575
Average shares outstanding				12,979,372
Per Share Data:
Net income (loss) per share - basic and diluted	$0.23	$0.36	$(0.02)	$0.57
Decrease in provision for insured events of prior years (after tax)	$0.57	$0.37	$-	$0.94
Catastrophe and storm losses (after tax)	$(0.78)	$(0.18)	$-	$(0.96)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$93,017,486	$21,340,396	$-	$114,357,882
Decrease in provision for insured events of prior years	$(11,441,187)	$(7,379,457)	$-	$(18,820,644)
Catastrophe and storm losses	$15,528,494	$3,558,586	$-	$19,087,080
GAAP Combined Ratio:
Loss ratio	73.3%	54.8%	-	69.5%
Expense ratio	35.5%	27.5%	-	33.8%
	108.8%	82.3%	-	103.3%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED – CONTINUED

Nine Months Ended September 30, 2011	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$237,988,257	$66,646,343	$-	$304,634,600
Investment income, net	25,505,564	9,377,492	(102)	34,882,954
Other income	638,470	-	-	638,470
	264,132,291	76,023,835	(102)	340,156,024
Losses and expenses:
Losses and settlement expenses	194,317,119	72,183,925	-	266,501,044
Dividends to policyholders	4,081,374	-	-	4,081,374
Amortization of deferred policy acquisition costs	57,202,138	13,737,988	-	70,940,126
Other underwriting expenses	24,625,002	301,969	-	24,926,971
Interest expense	675,000	-	-	675,000
Other expenses	535,800	597,928	997,747	2,131,475
	281,436,433	86,821,810	997,747	369,255,990
Operating loss before income taxes	(17,304,142)	(10,797,975)	(997,849)	(29,099,966)
Realized investment gains	4,933,135	1,503,623	-	6,436,758
Loss before income taxes	(12,371,007)	(9,294,352)	(997,849)	(22,663,208)
Income tax benefit:
Current	(6,562,434)	(3,135,188)	(349,247)	(10,046,869)
Deferred	(157,060)	(1,055,327)	-	(1,212,387)
	(6,719,494)	(4,190,515)	(349,247)	(11,259,256)
Net loss	$(5,651,513)	$(5,103,837)	$(648,602)	$(11,403,952)
Average shares outstanding				12,926,670
Per Share Data:
Net loss per share - basic and diluted	$(0.44)	$(0.39)	$(0.05)	$(0.88)
Decrease in provision for insured events of prior years (after tax)	$0.88	$0.21	$-	$1.09
Catastrophe and storm losses (after tax)	$(2.63)	$(1.23)	$-	$(3.86)
Dividends per share				$0.57
Book value per share				$27.69
Effective tax rate				49.7%
Annualized net loss as a percent of beg. SH equity				(4.1)%
Other Information of Interest:
Net written premiums	$263,833,906	$68,280,632	$-	$332,114,538
Decrease in provision for insured events of prior years	$(17,503,593)	$(4,205,252)	$-	$(21,708,845)
Catastrophe and storm losses	$52,300,068	$24,535,503	$-	$76,835,571
GAAP Combined Ratio:
Loss ratio	81.6%	108.3%	-	87.5%
Expense ratio	36.1%	21.1%	-	32.8%
	117.7%	129.4%	-	120.3%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED – CONTINUED

Nine Months Ended September 30, 2010	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$227,598,574	$58,461,840	$-	$286,060,414
Investment income, net	27,997,409	9,422,006	(5,397)	37,414,018
Other income	656,567	-	-	656,567
	256,252,550	67,883,846	(5,397)	324,130,999
Losses and expenses:
Losses and settlement expenses	157,248,235	37,518,976	-	194,767,211
Dividends to policyholders	5,778,317	-	-	5,778,317
Amortization of deferred policy acquisition costs	53,680,134	12,416,847	-	66,096,981
Other underwriting expenses	26,188,986	2,733,799	-	28,922,785
Interest expense	675,000	-	-	675,000
Other expenses	633,558	(237,116)	1,068,424	1,464,866
	244,204,230	52,432,506	1,068,424	297,705,160
Operating income (loss) before income taxes	12,048,320	15,451,340	(1,073,821)	26,425,839
Realized investment gains	1,134,882	294,416	-	1,429,298
Income (loss) before income taxes	13,183,202	15,745,756	(1,073,821)	27,855,137
Income tax expense (benefit):
Current	2,124,545	4,842,980	(375,837)	6,591,688
Deferred	934,985	(306,676)	-	628,309
	3,059,530	4,536,304	(375,837)	7,219,997
Net income (loss)	$10,123,672	$11,209,452	$(697,984)	$20,635,140
Average shares outstanding				13,077,450
Per Share Data:
Net income (loss) per share - basic and diluted	$0.77	$0.86	$(0.05)	$1.58
Decrease in provision for insured events of prior years (after tax)	$1.55	$0.75	$-	$2.30
Catastrophe and storm losses (after tax)	$(1.58)	$(0.36)	$-	$(1.94)
Dividends per share				$0.54
Book value per share				$29.28
Effective tax rate				25.9%
Annualized net income as a percent of beg. SH equity				8.0%
Other Information of Interest:
Net written premiums	$247,592,789	$59,140,644	$-	$306,733,433
Decrease in provision for insured events of prior years	$(31,182,899)	$(15,003,956)	$-	$(46,186,855)
Catastrophe and storm losses	$31,753,790	$7,338,748	$-	$39,092,538
GAAP Combined Ratio:
Loss ratio	69.1%	64.2%	-	68.1%
Expense ratio	37.6%	25.9%	-	35.2%
	106.7%	90.1%	-	103.3%

INVESTMENTS

The Company had total cash and invested assets with a carrying value of $1.1 billion as of September 30, 2011 and  December 31, 2010.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	September 30, 2011
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$317	$365	-	$317
Fixed maturity securities available-for-sale	894,943	952,756	85.2%	952,756
Equity securities available-for-sale	89,249	99,328	8.9%	99,328
Cash	366	366	-	366
Short-term investments	66,257	66,257	5.9%	66,257
Other long-term investments	18	18	-	18
	$1,051,150	$1,119,090	100.0%	$1,119,042

	December 31, 2010
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$341	$390	-	$341
Fixed maturity securities available-for-sale	909,583	941,537	87.2%	941,537
Equity securities available-for-sale	75,721	101,139	9.4%	101,139
Cash	492	492	-	492
Short-term investments	36,616	36,616	3.4%	36,616
Other long-term investments	30	30	-	30
	$1,022,783	$1,080,204	100.0%	$1,080,155

NET WRITTEN PREMIUMS

	Three Months Ended		Nine Months Ended
	September 30, 2011		September 30, 2011
	Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums	Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	15.3%	8.7%	16.5%	4.5%
Liability	13.9%	9.2%	14.9%	6.7%
Property	17.6%	9.8%	17.3%	7.2%
Workers' Compensation	21.0%	15.0%	17.5%	9.5%
Other	1.7%	0.7%	1.8%	(6.2	) %
Total Commercial Lines	69.5%	10.7%	68.0%	6.6%

Personal Lines:
Automobile	5.4%	0.1%	6.5%	(3.0	) %
Property	4.8%	11.9%	5.1%	21.5%
Liability	0.1%	9.2%	0.1%	5.6%
Total Personal Lines	10.3%	5.4%	11.7%	6.4%
Total Property and Casualty Insurance	79.8%	10.0%	79.7%	6.6%

Reinsurance (1)	20.2%	21.0%	20.3%	13.9%
Total	100.0%	12.0%	100.0%	8.0%

(1)  Excludes $920,597 positive portfolio adjustment related to the January 1, 2011 increased participation in the MRB pool.